                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material underss.240.14a-12


                            OSHKOSH TRUCK CORPORATION
                        --------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                 [OSHKOSH LOGO]

                           OSHKOSH TRUCK CORPORATION

DECEMBER 18, 2002

Dear Fellow Oshkosh Truck Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, February 4, 2003 at 10:00 a.m. (Central Standard Time) at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin.

     At the Annual Meeting, if you are a holder of Class A Common Stock, we will ask you to elect seven directors.

     At the Annual Meeting, if you are a holder of Common Stock, we will ask you to elect three directors.

     We also will review the progress of the Company during the past year and answer your questions.

     This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about the Company that you should consider when you vote your shares.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE HOPE THAT YOU WILL VOTE ON THE MATTERS TO BE CONSIDERED BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD(S) IN THE RETURN ENVELOPE.

Sincerely,


/s/ ROBERT G. BOHN                                 /s/ BRYAN J. BLANKFIELD
Robert G. Bohn                                     Bryan J. Blankfield
Chairman, President and Chief Executive            Vice President, General Counsel and
Officer                                            Secretary

                                      LOGO

                           OSHKOSH TRUCK CORPORATION

DECEMBER 18, 2002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 2003 Annual Meeting of Shareholders of Oshkosh Truck Corporation will be held in the Vette Theater of the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin 54903, on Tuesday, February 4, 2003 at 10:00 a.m. (Central Standard Time) for the following purposes:

     1. To elect the Board of Directors; and

     2. To consider and act upon such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on December 9, 2002 are entitled to vote at the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended September 30, 2002 and a Proxy Statement accompany this Notice.

     Please complete and mail the enclosed proxy card(s) to us in the return envelope that we have provided. No postage is required if mailed in the U.S. Mailing us your proxy card will not limit your right to vote in person or to attend the Annual Meeting.
By Order of the Board of Directors,

/s/ BRYAN J. BLANKFIELD
Bryan J. Blankfield
Vice President, General Counsel and Secretary
Oshkosh Truck Corporation
2307 Oregon Street
Oshkosh, WI 54903-2566

                                PROXY STATEMENT
                               TABLE OF CONTENTS

VOTING PROCEDURES...........................................     1
GOVERNANCE OF THE COMPANY...................................     2
  The Board of Directors....................................     2
  Committees of the Board of Directors......................     4
  Compensation of Directors.................................     5
REPORT OF THE AUDIT COMMITTEE...............................     5
STOCK OWNERSHIP.............................................     6
  Stock Ownership of Directors, Executive Officers and Other
     Large Shareholders.....................................     6
  Section 16(a) Beneficial Ownership Reporting Compliance...     8
STOCK PRICE PERFORMANCE GRAPH...............................     9
EXECUTIVE COMPENSATION......................................     9
  Summary Compensation Table................................     9
  Stock Options.............................................    11
  Pension Plans.............................................    12
  Executive Employment and Severance Agreements and Other
     Agreements.............................................    13
  Report of the Human Resources Committee...................    14
PROPOSAL REQUIRING YOUR VOTE................................    17
SELECTION OF INDEPENDENT AUDITORS...........................    17
OTHER MATTERS...............................................    18
COST OF SOLICITATION........................................    18
AUDIT COMMITTEE CHARTER.....................................  A-1..

                                PROXY STATEMENT

     Oshkosh Truck Corporation (referred to in this Proxy Statement as "we" or "the Company") is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2003 Annual Meeting of Shareholders.

     We are mailing this Proxy Statement, proxy card(s) and our 2002 Annual Report to shareholders beginning on or about December 19, 2002. Although the Annual Report is being mailed with the Proxy Statement, it is not a part of the proxy soliciting material.

VOTING PROCEDURES

WHO CAN VOTE

     The Company has two classes of voting stock: Class A Common Stock and Common Stock. If you were the record owner of shares of either class of stock on December 9, 2002, the record date for voting at the Annual Meeting, then you are entitled to vote at the Annual Meeting. On the record date, 414,683 shares of Class A Common Stock were entitled to vote and 16,636,126 shares of Common Stock were entitled to vote.

DETERMINING THE NUMBER OF VOTES YOU HAVE

     Your proxy card(s) indicates the number of shares of each class of stock that you own. Each share of Class A Common Stock and each share of Common Stock has one vote.

HOW TO VOTE

     You can vote your shares in two ways: either by using the enclosed proxy card(s) or by voting in person at the Annual Meeting by written ballot. We explain each of these procedures more fully below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy.

VOTING BY PROXY

     To vote your shares by proxy, please complete and return the enclosed proxy card(s) to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card.

     If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for directors. If any other matters are properly presented at the Annual Meeting for consideration, then the Company officers named on your proxy card will have discretion to vote for you on those matters. As of the date of this Proxy Statement, we knew of no other matters to be presented at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

     Written ballots will be available from the Company's Secretary at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, then you must obtain a proxy, executed in your favor, from the holder of record for you to vote your shares at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Annual Meeting, then there is no need to vote again unless you wish to change your vote.

REVOCATION OF PROXIES

     You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company's

Secretary in writing at the address on the Notice that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

QUORUM

     To carry on the business of the Annual Meeting, a minimum number of shares of both classes of common stock, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of each class of our common stock. This majority may be present in person or by proxy. Abstentions and "broker non-votes" (when a broker does not have authority to vote on the proposal) are counted as present in determining whether or not there is a quorum.

REQUIRED VOTE

     Election of Directors: The three nominees for Common Stock directors who receive the most votes of all votes cast for Common Stock directors will be elected. The seven nominees for Class A Common Stock directors who receive the most votes of all votes cast for Class A Common Stock directors will be elected. This ratio of and classification of director nominees is required by the Company's Restated Articles of Incorporation, which provide that holders of shares of Common Stock have the right to elect as a class 25% of the entire Board of Directors of the Company. If you do not vote for a particular nominee, or if you indicate that you want to withhold authority to vote for a particular nominee on your proxy card, then your vote will not count for or against the nominee. "Broker non-votes" also will not count for or against nominees.

     If any director nominee decides that he or she does not want to stand for this election, the persons named as proxies in your Proxy Card will vote for substitute nominees. At the time this Proxy Statement was printed, we knew of no nominee who did not intend to stand for election.

VOTING BY EMPLOYEES PARTICIPATING IN THE OSHKOSH TRUCK EMPLOYEE STOCK PURCHASE PLAN

     If you are an employee of the Company or one of its subsidiaries and participate in the Company's Employee Stock Purchase Plan, your proxy card will indicate the aggregate number of shares of Common Stock credited to your account under that Plan as of December 9, 2002, the record date for voting at the Annual Meeting. If you sign and return the card on time, then your shares will be voted as you have directed.

GOVERNANCE OF THE COMPANY

THE BOARD OF DIRECTORS

     The Board of Directors oversees the business, assets, affairs and performance of the Company. Currently, the Board has eleven directors. Ten of the directors are not employees of the Company, although J. Peter Mosling, Jr. and Stephen P. Mosling were employees and officers of the Company until their retirement in 1994. Robert G. Bohn, who is the Chairman, President and Chief Executive Officer of the Company, also is a director. Daniel T. Carroll, who is currently a director, will be retiring from the Board of Directors effective at the Annual Meeting and is therefore not standing for re-election, which will result in one vacancy on the Board of Directors. The Board of Directors has not at this time nominated a candidate to fill the vacancy to be created by Mr. Carroll's retirement, but the Governance Committee is in the process of identifying a qualified candidate. Because that process is not complete, there is one fewer Class A Common Stock nominee for election of directors than there are available positions on the Board of Directors. Regardless of this vacancy, your proxies may be voted only for the number of nominees for director named in this Proxy Statement.

     The Board of Directors met four times during fiscal 2002. No director attended less than 80%, and on average, all directors attended 98%, of the meetings of the Board and the Committees held during the periods in which they served as directors in fiscal 2002.

     The name, age, principal occupation and length of service of each nominee director, together with certain other biographical information, is set forth below.

NOMINEES FOR HOLDERS OF CLASS A COMMON STOCK

NAME                                   AGE   OFFICE, IF ANY, HELD IN COMPANY
----                                   ---   -------------------------------
J. William Andersen..................  64
Robert G. Bohn.......................  49    Chairman, President and Chief Executive Officer
Frederick M. Franks, Jr..............  66
Michael W. Grebe.....................  62
Kathleen J. Hempel...................  52
J. Peter Mosling, Jr.................  58
Stephen P. Mosling...................  56

NOMINEES FOR HOLDERS OF COMMON STOCK

NAME                                   AGE   OFFICE, IF ANY, HELD IN COMPANY
----                                   ---   -------------------------------
Richard M. Donnelly..................  59
Donald V. Fites......................  68
Richard G. Sim.......................  58

     J. WILLIAM ANDERSEN -- Mr. Andersen has served as a director of the Company since 1976 and had been the Executive Director of Development, University of Wisconsin-Oshkosh from 1980 through his retirement in 1994.

     ROBERT G. BOHN -- Mr. Bohn joined the Company in 1992 as Vice President-Operations. He was appointed President and Chief Operating Officer in 1994. He was appointed President and Chief Executive Officer in October 1997, and Chairman of the Board of Directors in January 2000. Prior to joining the Company, Mr. Bohn held various executive positions with Johnson Controls, Inc. from 1984 until 1992. He has served as a director of the Company since June 1995 and is also a director of Graco, Inc.

     RICHARD M. DONNELLY -- Mr. Donnelly has served as a director of the Company since 2001. From 1961 until his retirement in 1999, he held various positions with General Motors Corporation, a manufacturer of motor vehicles, including most recently as President and Group Executive of General Motors, Europe, a division of General Motors. Mr. Donnelly is an Industrial Partner in Ripplewood Holdings LLC, a private equity investment firm located in New York, New York, where he is responsible for its global automotive supply business. He is also a director of BNS Company.

     DONALD V. FITES -- Mr. Fites has served as a director of the Company since 2000. He was the Chairman and Chief Executive Officer of Caterpillar, Inc., a manufacturer of heavy machinery, from 1990 until his retirement in June 2000 and was a member of its board of directors from 1986 until June 2000. Mr. Fites is also a director of AK Steel Holding Corporation; AT&T Wireless Services, Inc.; Exxon Mobil Corporation; Georgia-Pacific Corporation; and Wolverine World Wide, Incorporated.

     GENERAL (RET.) FREDERICK M. FRANKS, JR. (U.S. ARMY) -- Mr. Franks has served as a director of the Company since 1997. He was the Commander of the U.S. Army Training and Doctrine Command from 1991 to 1994 and commanded the U.S. Army VII Corps during Operation Desert Storm. He retired from the Army in 1994. Mr. Franks is a self-employed defense consultant and author.

     MICHAEL W. GREBE -- Mr. Grebe has served as a director of the Company since 1990. He was a partner in the law firm of Foley & Lardner in Milwaukee from 1977 until his retirement in May 2002. The Company retained Foley & Lardner for legal services in 2002 and plans to similarly do so in 2003. Mr. Grebe currently serves as President and Chief Executive Officer of the Lynde & Harry Bradley Foundation, a private foundation based in Milwaukee.

     KATHLEEN J. HEMPEL -- Ms. Hempel has served as a director of the Company since 1997. She was Vice Chairman and Chief Financial Officer of Fort Howard Corporation, which manufactured paper and paper products, from 1992 until its merger into Fort James Corporation in 1997. She is a director of A.O. Smith Corporation; Actuant Corporation; Kennametal, Inc.; Visteon Corporation; and Whirlpool Corporation.

     J. PETER MOSLING, JR. -- Mr. Mosling has served as a director of the Company since 1976, having joined the Company in 1969. He served in various senior executive capacities during his employment with the Company through his retirement in 1994.

     STEPHEN P. MOSLING -- Mr. Mosling has served as a director of the Company since 1976, having joined the Company in 1971. He served in various senior executive capacities during his employment with the Company through his retirement in 1994.

     RICHARD G. SIM -- Mr. Sim has served as a director of the Company since 1997. He is Chairman, President and Chief Executive Officer of APW, Ltd., which manufactures electronic enclosure systems. APW, Ltd. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in May 2002. In July 2002, APW, Ltd. emerged from bankruptcy with its balance sheet successfully recapitalized. Mr. Sim served as Chairman and a member of the board of directors of Actuant Corporation, a manufacturer of hydraulic equipment, from 1987 until January 2002. He is a director of APW, Ltd. and Ipsco, Inc.

     J. Peter Mosling, Jr. and Stephen P. Mosling are brothers. Other than as noted, none of the Company's directors or executive officers has any family relationship with any other director or executive officer.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has four standing committees: the Audit Committee, the Executive Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees as of the date of this Proxy Statement are set forth below.

COMMITTEE MEMBERSHIP (*INDICATES CHAIR)

Audit Committee                                  Governance Committee
J. William Andersen                              Richard M. Donnelly
Daniel T. Carroll                                Frederick M. Franks, Jr.
Michael W. Grebe                                 Michael W. Grebe*
Richard G. Sim*                                  J. Peter Mosling, Jr.
Executive Committee                              Human Resources Committee
Robert G. Bohn                                   Donald V. Fites
Daniel T. Carroll*                               Frederick M. Franks, Jr.
J. Peter Mosling, Jr.                            Kathleen J. Hempel*
Stephen P. Mosling

AUDIT COMMITTEE

     The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. The Audit Committee recommends the appointment of the Company's independent auditors and oversees the activities of the Company's internal audit function, which currently is provided under contract by Ernst & Young, LLP. The Audit Committee has a charter that specifies its responsibilities and the Committee believes it fulfills its charter. All members of the Audit Committee are independent directors.

     The Audit Committee met six times during fiscal 2002. To ensure independence, the Company's independent accountants and internal auditors meet with the Audit Committee with and without representatives of management present. See "Report of the Audit Committee" on page 5.

EXECUTIVE COMMITTEE

     The Executive Committee oversees corporate policies, reviews management proposals and makes recommendations about them to the Board of Directors. It exercises certain delegated powers and authority on an emergency basis in the interim between meetings of the Board of Directors. The Executive Committee met three times during fiscal 2002. With the exception of Mr. Bohn, the members of the Executive Committee are non-employee directors.

GOVERNANCE COMMITTEE

     The Governance Committee recommends nominees for the Board of Directors and reviews the performance of the Board of Directors. It also makes recommendations to the Board of Directors regarding Board and committee structure, including committee charters, and corporate governance. The Governance Committee met three times during fiscal 2002. All members of the Governance Committee are non-employee directors. In making recommendations of nominees for election to the Board of Directors, the Governance Committee may consider individuals that shareholders have recommended, but this Committee has not established procedures for shareholders to follow to recommend individuals. Any shareholder desiring to make a recommendation should write to the Secretary of the Company, who will forward the recommendation to the Governance Committee.

HUMAN RESOURCES COMMITTEE

     The Human Resources Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It establishes the compensation of executive officers and recommends to the Board compensation of the Chief Executive Officer. It also administers the 1990 Incentive Stock Plan and other executive benefit plans. The Human Resources Committee met two times in fiscal 2002. All members of the Human Resources Committee are non-employee directors.

COMPENSATION OF DIRECTORS

     In fiscal 2002, each non-employee director received the following compensation:

    Annual Fee                          $25,000
    Board and Committee
      Meeting Fees                      $1,000
    Audit, Executive, Governance,
      and Human Resources Committee
      Chairperson Fees                  $3,000
    Stock Option Grants                 Options to purchase 3,000 shares of Common Stock,
                                        which vest in three equal installments of 1,000
                                        shares annually, beginning one year after the grant
                                        date.
    Expenses                            Reimbursements of travel and related expenses
                                        incurred in attending meetings.

     Mr. Bohn did not receive any compensation or fees for serving on the Board of Directors or any Board Committee.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter, the first version of which was adopted and approved by the Board of Directors in 1997.

A copy of the Audit Committee Charter in its current form is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined by Company policy and the New York Stock Exchange's listing standards.

     Deloitte & Touche LLP, independent public accountants, audited the Company's consolidated financial statements for the fiscal year ended September 30, 2002. During that period, the Company paid Deloitte & Touche LLP fees as follows:

     Audit Fees: The fees for the audit of the Company's consolidated financial statements for fiscal 2002, including fees for reviews of financial statements included in the Company's Forms 10-Q, were $215,500.

     Financial Information Systems Design and Implementation Fees: None.

     All Other Fees: The aggregate fees for other services that Deloitte & Touche LLP rendered in fiscal 2002 were $54,618, all of which were for audit-related services, including fees for pension and statutory audits and consulting services.

     The Audit Committee has considered and determined that the provision of the non-audit services noted above is compatible with maintaining the independence of Deloitte & Touche LLP.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management and independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants their independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the SEC.

                                AUDIT COMMITTEE

                             Richard G. Sim, Chair
                              J. William Andersen
                               Daniel T. Carroll
                                Michael W. Grebe

STOCK OWNERSHIP

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND OTHER LARGE SHAREHOLDERS

     The following table shows the "beneficial" ownership of Class A Common Stock and Common Stock of each director, each Named Officer appearing in the Summary Compensation Table on page 10, each other shareholder owning more than 5% of either class of our outstanding common stock and the directors and executive officers (including the Named Officers) as a group.

     "Beneficial Ownership" means more than "ownership" as that term commonly is used. For example, a person "beneficially" owns stock if he or she owns it in his or her name or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after November 30, 2002 as, for example, through the exercise of a stock option.

     Information about Common Stock ownership is as of November 30, 2002. At the close of business on November 30, 2002, there were 414,683 shares of Class A Common Stock and 16,636,126 shares of Common Stock outstanding. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

                                                       CLASS A                   COMMON
                                                ---------------------    -----------------------
                                                           PERCENT OF                 PERCENT OF
                                                SHARES       CLASS        SHARES        CLASS
                                                -------    ----------    ---------    ----------
J. William Andersen(3)(4).....................        0       *              8,750       *
Robert G. Bohn(3)(5)..........................        0       *            289,750       1.72%
Daniel T. Carroll(3)..........................        0       *             16,500       *
Timothy M. Dempsey(3)(6)......................    1,034       *            113,424       *
Richard M. Donnelly...........................        0       *              1,000       *
Donald V. Fites(3)............................        0       *              4,000       *
Frederick M. Franks, Jr.(3)(7)................        0       *              9,324       *
Michael W. Grebe(3)...........................        0       *             16,500       *
Kathleen J. Hempel(3).........................        0       *             10,500       *
Paul C. Hollowell(3)..........................        0       *             44,196       *
Daniel J. Lanzdorf(3).........................        0       *             66,068       *
J. Peter Mosling, Jr.(2)(3)...................  179,719      43.34%        143,658       *
Stephen P. Mosling(1)(2)(3)...................  181,338      43.73%        355,917       2.14%
Richard G. Sim(3)(8)..........................        0       *             12,000       *
Charles L. Szews(3)(9)........................        0       *            149,521       *
Matthew J. Zolnowski(3).......................        0       *            129,352       *
All Directors and executive officers as a
  Group (23 persons)(3)(10)...................  362,091      87.32%      1,579,188       9.02%

---------------

* The amount shown is less than 1% of the outstanding shares of such class.

     (1) Amounts shown include 138,516 shares of Common Stock held by Stephen P. Mosling as trustee of a trust for the benefit of a related party.

     (2) J. Peter Mosling, Jr. and Stephen P. Mosling are parties to an agreement relating to Class A Common Stock. Under the agreement, Messrs. Mosling each have agreed with the Company that, in the event of their deaths or earlier incapacities, together their shares of Class A Common Stock then will be exchanged for a like number of shares of Common Stock. Were that to occur, a consequence would be the automatic conversion, pursuant to the Company's restated articles of incorporation, of all outstanding shares of Class A Common Stock on a share for share basis for shares of Common Stock.

     (3) Amounts shown include 6,000 shares of Common Stock for J. William Andersen, 198,750 shares of Common Stock for Robert G. Bohn, 15,000 shares of Common Stock for Daniel T. Carroll, 65,000 shares of Common Stock for Timothy M. Dempsey, 1,000 shares of Common Stock for Donald V. Fites, 9,000 shares of Common Stock for Frederick M. Franks, Jr., 15,000 shares of Common Stock for Michael W. Grebe, 9,000 shares of Common Stock for Kathleen M. Hempel, 34,500 shares of Common Stock for Paul C. Hollowell, 53,833 shares of Common Stock for Daniel J. Lanzdorf, 15,000 shares of Common Stock for J. Peter Mosling, Jr., 15,000 shares of Common Stock for Stephen P. Mosling, 9,000 shares of Common Stock for Richard G. Sim, 115,500 shares of Common Stock for Charles L. Szews, 121,500 shares of Common Stock for Matthew J. Zolnowski and 870,017 shares of

Common Stock for directors and executive officers as a group that have the right to be acquired pursuant to stock options exercisable within 60 days of November 30, 2002.

     (4) Amounts shown do not include 135 shares of Class A Common Stock owned by Dulce W. Andersen, Mr. Andersen's wife, as to which he disclaims beneficial ownership.

     (5) Amounts shown do not include 13,081 shares of Common Stock owned by Joyce Bohn, Mr. Bohn's wife, as to which he disclaims beneficial ownership.

     (6) Amounts shown do not include 1,687 shares of Common Stock held by Linda
D. Dempsey, Mr. Dempsey's wife, as to which he disclaims beneficial ownership.

     (7) Amounts shown includes 324 shares of Common Stock as to which ownership is shared with Denise Franks, Mr. Frank's wife.

     (8) Amounts shown includes 3,000 shares of Common Stock owned by Cynthia J. Robinson-Sim, Mr. Sim's wife, as to which shares Mr. Sim has investment power but disclaims beneficial ownership.

     (9) Amounts shown includes 2,300 shares of Common Stock as to which ownership is shared with Rochelle B. Szews, Mr. Szews' wife.

     (10) In determining the aggregate beneficial ownership of shares of Common Stock for all directors and executive officers as a group, shares that are beneficially owned by more than one director have been counted only once to avoid overstatement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities and Exchange Act of 1934 requires the Company's directors, executive officers, and controller and any persons owning more than 10% of a class of the Company's stock to file reports with the SEC regarding their ownership of the Company's stock and any changes in such ownership. Based upon our review of copies of these reports and certifications given to us by such persons, we believe that the executive officers and directors of the Company have complied with their filing requirements for fiscal 2002, except that (1) Robert G. Bohn, J. Peter Mosling, Jr., and Stephen P. Mosling each inadvertently filed a Form 4 one day late, reporting five, four and four transactions, respectively; and (2) Thomas J. Polnaszek inadvertently did not timely file a Form 3 and a Form 5, reporting one transaction. All such Forms have been filed prior to the date hereof.

STOCK PRICE PERFORMANCE GRAPH

     The graph and table that follow compare cumulative total shareholder returns on our Common Stock against the cumulative total return of the stocks of: (1) the S&P SmallCap 600 Market Index and (2) the companies currently in the "Media General Financial Services" Standard Industry Classification Code 371 Index (motor vehicles and equipment) (the "SIC Code 371 Index").

     The comparisons assume that $100 was invested on September 30, 1997 in each of: our Common Stock, the S&P SmallCap 600 Market Index and the SIC Code 371 Index. The total return assumes reinvestment of dividends. The fiscal 2002 return is based on closing prices per share on September 30, 2002. On that date, the closing price for our Common Stock was $56.40.

                       COMPARISON OF 5 YEAR STOCK RETURNS
                           OSHKOSH TRUCK CORPORATION

                                     CHART

                                       1997      1998      1999      2000      2001      2002
                                      -------   -------   -------   -------   -------   -------
Oshkosh Truck Corporation...........  $100.00   $154.23   $249.56   $367.19   $346.21   $542.75
S&P SmallCap 600 Market Index.......  $100.00   $ 81.33   $ 95.59   $118.70   $106.10   $104.20
SIC Code 371 Index..................  $100.00   $ 90.37   $115.50   $110.51   $ 81.42   $ 85.17

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows the compensation of the Chief Executive Officer, the other four most highly compensated executive officers of the Company serving as executive officers at September 30, 2002 and one additional person for whom such disclosure would have been required, but for the fact such person was not serving as an executive officer of the Company at September 30, 2002 (collectively, the "Named Officers"), for fiscal 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                               LONG-TERM
                                                              COMPENSATION
                                                                 AWARDS
                                                          --------------------
                                                          RESTRICTED
                                                            STOCK       STOCK     ALL OTHER
                                    SALARY      BONUS       AWARDS     OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)        ($)        ($)(2)       (#)        ($)(1)
---------------------------  ----   -------   ---------   ----------   -------   ------------
Robert G. Bohn               2002   710,000   1,065,000   2,820,000    100,000      2,750
  Chairman, President and    2001   650,000     246,285          --    100,000      2,550
  Chief Executive Officer    2000   600,000     720,000          --    100,000      2,550
---------------------------------------------------------------------------------------------
Charles L. Szews             2002   343,000     308,700   1,128,000     30,000      2,750
  Executive Vice President   2001   317,000      91,708          --     25,000      2,550
  and Chief Financial        2000   293,000     234,400          --     25,000      2,550
  Officer
---------------------------------------------------------------------------------------------
Daniel J. Lanzdorf
  Executive Vice President   2002   266,000     239,400          --     12,500      2,085
  and President, McNeilus    2001   255,000      13,821          --     15,000      1,988
  Companies, Inc.            2000   236,000     188,800          --     20,000      1,990
---------------------------------------------------------------------------------------------
Paul C. Hollowell
  Executive Vice President   2002   251,000     225,900          --      5,000      2,750
  and Chief Executive        2001   240,000     157,008          --     15,000      2,688
  Officer, Defense Business  2000   228,000     182,400          --     15,000      2,550
---------------------------------------------------------------------------------------------
Matthew J. Zolnowski         2002   243,000     218,700          --     12,500      2,750
  Executive Vice President,  2001   231,000      66,828          --     15,000      2,585
  Chief Administrative       2000   218,000     174,400          --     18,000      2,585
  Officer
---------------------------------------------------------------------------------------------
Timothy M. Dempsey (3)       2002   267,000     240,300          --          0      2,627
  Former Executive Vice      2001   259,000      74,929          --      7,500      2,646
  President, General         2000   249,000     199,200          --     12,000      2,496
  Counsel and Secretary
---------------------------------------------------------------------------------------------

     (1) For all named executive officers, the amounts reflected for 2002 consist of Company matching contributions under the Oshkosh Truck Corporation and Affiliates Tax Deferred Investment Plan, which is a savings plan under
Section 401(k) of the Internal Revenue Code.

     (2) As of September 30, 2002, Mr. Bohn held 50,000 shares of restricted Common Stock and Mr. Szews held 20,000 shares of restricted Common Stock with market values of $2,820,000 and $1,128,000, respectively, based on the closing price of the Company's Common Stock on that date. The shares of restricted Common Stock vest after a six-year retention period. Mr. Bohn and Mr. Szews are entitled to receive all dividends on such shares of restricted Common Stock during that time period.

     (3) Effective August 2, 2002, Mr. Dempsey retired as an executive officer of the Company.

STOCK OPTIONS

     The Company has in effect the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended (the "1990 Plan"). The following table shows information about stock options granted under the 1990 Plan to the Named Officers in fiscal 2002.

                       OPTION GRANTS IN 2002 FISCAL YEAR

                                                                               POTENTIAL REALIZABLE VALUE
                                                                                 AT ASSUMED ANNUAL RATES
                                                                               OF STOCK PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                   FOR TEN-YEAR GRANT TERM(2)
                           -------------------------------------------------   ---------------------------
                                       PERCENT OF
                                      TOTAL OPTIONS   EXERCISE                    AT 5%          AT 10%
                           OPTIONS     GRANTED TO      OR BASE                    ANNUAL         ANNUAL
                           GRANTED    EMPLOYEES IN      PRICE     EXPIRATION   GROWTH RATE    GROWTH RATE
NAME                        (#)(1)     FISCAL YEAR    ($/SHARE)      DATE          ($)            ($)
----                       --------   -------------   ---------   ----------   ------------   ------------
Robert G. Bohn...........  100,000        42.55%       58.760     10/15/2012    3,695,385      9,364,831
Charles L. Szews.........   30,000        12.77%       58.760     10/15/2012    1,108,615      2,809,449
Daniel J. Lanzdorf.......   12,500         5.32%       58.760     10/15/2012      461,923      1,170,604
Paul C. Hollowell........    5,000         2.13%       58.760     10/15/2012      184,769        468,242
Matthew J. Zolnowski.....   12,500         5.32%       58.760     10/15/2012      461,923      1,170,604
Timothy M. Dempsey.......       --           --            --             --           --             --

---------------

     (1) The options reflected in the table (which are non-qualified options for purposes of the Internal Revenue Code) vest ratably over the three-year period from the date of grant.

     (2) This presentation is intended to disclose the potential value that would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of our Common Stock.

     The following table sets forth information about exercises of stock options by Named Officers in fiscal 2002 and the number and value of unexercised stock options they held as of September 30, 2002.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                           SHARES                  OPTIONS AT FISCAL YEAR-END    OPTIONS AT FISCAL YEAR-END
                         ACQUIRED ON     VALUE                 (#)                         ($)(1)
                          EXERCISE     REALIZED    ---------------------------   ---------------------------
                             (#)          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                         -----------   ---------   -----------   -------------   -----------   -------------
Robert G. Bohn.........    99,000      4,141,217     198,750        200,000       5,404,689      1,928,498
Charles L. Szews.......        --             --     115,500         55,000       4,117,952        482,123
Daniel J. Lanzdorf.....    25,875      1,178,247      53,833         29,167       1,603,851        328,074
Paul C. Hollowell......    30,000      1,191,814      34,500         20,000         964,375        289,275
Matthew J. Zolnowski...        --             --     121,500         28,500       4,819,050        312,550
Timothy M. Dempsey.....        --             --      70,000          9,000       2,614,350        179,550

---------------

     (1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at fiscal year-end.

PENSION PLANS

     The following tables show at different levels of compensation and years of credited service the estimated annual benefits payable as a straight life annuity, assuming retirement at age 65, to (1) Mr. Bohn under the Oshkosh Truck Corporation Retirement Plan (the "Pension Plan") and the supplemental retirement benefit provision contained in Mr. Bohn's employment agreement with the Company (the "Supplemental Retirement Benefit") and (2) each of the Named Officers other than Mr. Bohn pursuant to the Pension Plan and the Oshkosh Truck Supplemental Executive Retirement Plan (the "Executive Retirement Plan"):

                        PENSION PLAN TABLE FOR MR. BOHN

      AVERAGE ANNUAL
    COMPENSATION IN 3
CONSECUTIVE CALENDAR YEARS               YEARS OF SERVICE
     COMPLETED BEFORE       -------------------------------------------
        RETIREMENT             5          10         15         20+
--------------------------  --------   --------   --------   ----------
        $  800,000          $100,000   $200,000   $300,000   $  400,000
         1,000,000           125,000    250,000    375,000      500,000
         1,200,000           150,000    300,000    450,000      600,000
         1,400,000           175,000    350,000    525,000      700,000
         1,600,000           200,000    400,000    600,000      800,000
         1,800,000           225,000    450,000    675,000      900,000
         2,000,000           250,000    500,000    750,000    1,000,000
         2,200,000           275,000    550,000    825,000    1,100,000

                  PENSION PLAN TABLE FOR OTHER NAMED OFFICERS

      AVERAGE ANNUAL
       BASE SALARY
    COMPENSATION IN 3
CONSECUTIVE CALENDAR YEARS             YEARS OF SERVICE
     COMPLETED BEFORE       ---------------------------------------
        RETIREMENT             5        10         15        20+
--------------------------  -------   -------   --------   --------
         $200,000           $20,000   $40,000   $ 60,000   $ 80,000
          250,000            25,000    50,000     75,000    100,000
          300,000            30,000    60,000     90,000    120,000
          350,000            35,000    70,000    105,000    140,000
          400,000            40,000    80,000    120,000    160,000
          450,000            45,000    90,000    135,000    180,000

     Under the Pension Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of the primary social security benefit payable at age 65, reduced by 1/30(th) for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of earnings (excluding bonuses and subject to a maximum amount of compensation as established pursuant to IRS regulations) prior to the participant's normal retirement age or other date of termination. One thousand hours constitute a year of service. As of March 1, 1994, IRS regulations lowered the maximum amount of compensation allowed to be included in benefit calculations from $235,840 to $150,000. This amount was increased to $160,000 as of March 1, 1997, $170,000 as of January 1, 2000, and $200,000 as of January 1, 2002. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered. An employee who has reached the age of 55 with a minimum of 5 years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The spouse of an employee who would have been eligible for early retirement at death, and married at least one year, is entitled to a monthly benefit equivalent to 50% of the amount of the actuarially equivalent joint and survivor annuity which would have been payable to a participant as of the participant's normal retirement age. Compensation covered by the Pension Plan for the Named Officers generally corresponds with the base salary for each such individual, subject to the annual maximum.

     Under the Supplemental Retirement Benefit, Mr. Bohn is entitled to receive upon retirement a monthly benefit equal to 30% of Mr. Bohn's average monthly compensation at age 55 increasing to 50% of average monthly compensation at age 59, reduced by the amount of any pension payable by the Company under the Pension Plan and subject to adjustment to the extent Mr. Bohn has not completed 20 years of employment after April 30, 1992 (the "Supplemental Retirement Benefit Amount"). Average monthly compensation is based on the average of Mr. Bohn's compensation for the three most recent years prior to Mr. Bohn's retirement or other termination. Mr. Bohn's spouse is entitled to receive 50% of the Supplemental Retirement Benefit Amount that would have been payable to Mr. Bohn in the event of Mr. Bohn's death. In addition, under an amendment to his employment agreement in 2000, if there were to occur a "Change in Control" of the Company, as defined in his executive severance agreement, the Company will pay to Mr. Bohn in a single distribution the then present value of his accrued and vested Supplemental Retirement Benefit. Compensation covered by the Supplemental Retirement Benefit for Mr. Bohn generally corresponds with the base salary and earned bonus compensation for Mr. Bohn.

     Under the Executive Retirement Plan, certain officers of the Company, including the Named Officers other than Mr. Bohn, are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation (base pay only) at age 55 increasing to 40% of average monthly compensation (base pay only) at age 62, prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by the Company under the Pension Plan, the annuity value of the executive's 401(k) plan match and 50% of the executive's social security benefit. Average monthly compensation is based on the average of the executive's compensation for the highest three consecutive years prior to retirement or termination. The executive's spouse is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable in the event of the executive's death. Compensation covered by the Executive Retirement Plan generally corresponds with base salary only.

     As of September 30, 2002, years of benefit service under the Pension Plan, the Supplemental Retirement Benefit and the Executive Retirement Plan, as the case may be, were 10.5 years for Mr. Bohn, 6.5 years for Mr. Szews, 27.9 years for Mr. Lanzdorf, 13.5 years for Mr. Hollowell, 10.8 years for Mr. Zolnowski, and 7.0 years for Mr. Dempsey.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS AND OTHER AGREEMENTS

     Except as described below, the Company does not have employment agreements with the Named Officers.

     The Company entered into an employment agreement with Mr. Bohn on October 15, 1998. Under this agreement, the Company agreed to employ Mr. Bohn as President and Chief Executive Officer of the Company until September 30, 2001, the end of the original term. The term of employment is renewed automatically for successive one-year periods each September 30, unless either party gives notice of non-renewal at least two years prior to the end of the then current term, which is currently September 30, 2005. Mr. Bohn receives an annual base salary of not less than $500,000. Mr. Bohn also is entitled to participate in the bonus plan for senior management personnel of the Company and in stock-based compensation programs in effect for other senior executives of the Company. In addition, Mr. Bohn is entitled to a supplemental retirement benefit intended to compensate him upon retirement as more fully described above under "Pension Plans." If Mr. Bohn's employment with the Company is terminated during the term of the employment agreement by the Company without cause, or by Mr. Bohn for good reason, then the Company is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

     McNeilus Companies, Inc. entered into an employment agreement with Mr. Lanzdorf on April 24, 1998. Under this agreement, the Company agreed to employ Mr. Lanzdorf as President of McNeilus Companies, Inc. until September 30, 1998. The term of this agreement has been extended automatically until September 30, 2003. The term of employment is renewed automatically for successive one-year periods after September 30, 2003, unless either party gives notice of non-renewal at least 45 days prior to the end of the then current term. Mr. Lanzdorf receives an annual base salary of not less than $200,000. Mr. Lanzdorf also is entitled to participate in the bonus plan for senior management personnel of the Company and in stock-based compensation programs in effect for other senior executives of the Company. If Mr. Lanzdorf's employment is terminated during the term of the employment agreement without cause, or by Mr. Lanzdorf for good reason, then McNeilus Companies, Inc. is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

     The Company has executive severance agreements with Messrs. Bohn, Szews, Lanzdorf, Hollowell and Zolnowski that are designed to provide each of them with reasonable compensation if any of their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The Human Resources Committee administers the severance agreements and selects the executive officers of the Company for eligibility for these agreements.

     Under the executive severance agreements, after a change in control of the Company (as defined in the agreements), if the executive's employment is terminated by the Company other than by reason of death, disability or for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), then the executive is entitled to a cash termination payment and other benefits. The termination payment will be equal to the sum of the executive's annual salary in effect at the change of control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change of control, multiplied by the number of years remaining in the employment period (up to three but not less than one). The executive also is entitled to additional pension benefits equal to the difference between the amount he would actually be entitled to receive on retirement and the amount to which he would have been entitled to receive had he continued to work until the earlier of age 65 or the number of years remaining in the employment period (up to three). In addition, the agreements provide for outplacement services and continuation for up to three years of life and disability insurance, hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. The agreements provide that if the payments under the agreement are an "excess parachute payment" for purposes of the Internal Revenue Code, then the Company will pay the executive the amount necessary to offset the 20% excise tax imposed by the Internal Revenue Code and any additional taxes on this payment.

     In connection with their retirement as employees of the Company effective February 11, 1994, the Company entered into special retirement arrangements with Stephen P. Mosling and J. Peter Mosling, Jr., who continue to serve as Directors of the Company. Those arrangements include (i) supplemental retirement payments after age 55 in an amount equal to $25,000 per calendar year; and (ii) entitlement, at the Company's expense and until age 65, to the standard medical and life insurance coverage that the Company offers to salaried employees.

REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Board of Directors and its Human Resources Committee ("HR Committee") have responsibility for executive officer compensation. The objectives of the Board and the HR Committee are to structure this compensation so as to align the interests of the executives and our shareholders, through the use of stock-based compensation plans, in order to generate profitable growth and increase shareholder value. In further support of these objectives, the HR Committee links compensation to the achievement of goals and objectives for each executive that are established annually by the HR Committee. At the same time, the HR Committee endeavors to provide executive compensation that will continue to enable us to attract, retain and motivate high-quality executives.

     The HR Committee, which is made up entirely of non-management directors, oversees the compensation practices of the Company. It reviews and recommends the compensation of Mr. Bohn, as Chairman, President and Chief Executive Officer, subject to the approval of the other non-management directors of the Board. The HR Committee reviews and approves the compensation of the other executive officers of the Company. In fiscal 2002, the Board did not modify or reject in any material way the recommendations of the HR Committee.

     The practice of the Company with respect to executive officer compensation is to place a significant part of total compensation at risk and related to the financial performance of the Company. For fiscal 2002, the risk component of executive officer compensation was based upon earnings performance and a comparative return on invested capital performance. For the Named Officers other than Messrs. Bohn, Hollowell and Lanzdorf, a target bonus of 45% of base salary was set at achievement of pre-established target levels of earnings per share and relative performance of return on invested capital against a comparator group. Bonuses could have been increased up to a maximum of 90% of base salary upon achievement of material increases over those target levels. Bonuses also could have been reduced to a threshold of 22.5% of base salary in the event that earnings per share and return on invested capital did not meet those target levels, but did meet pre-established minimum levels for the year. For Mr. Bohn, the respective percentages of base salary for target, minimum and maximum bonus potential at those respective levels of Company performance were 75%, 37.5% and 150%. For Messrs. Hollowell and Lanzdorf, the respective percentages were as for the Named Officers other than Mr. Bohn, but there also were pre-established target levels of operating earnings of the Company's Defense business and the Company's U.S. Commercial business, respectively.

     The Company measures the competitiveness of its executive officer compensation against industrial companies of a similar revenue size. For assistance in its oversight of executive officer compensation, the HR Committee reviews surveys of executive compensation databases and periodically retains the services of independent consultation services. To gauge competitive practices, the HR Committee has sought the advice of Towers Perrin, an executive compensation consulting firm, in each of the past five years.

     The most important components of executive officer compensation at the Company are base salary, performance based annual incentives and long-term incentives, which include stock options.

BASE SALARY

     The HR Committee has established executive base salaries within the competitive range of salaries paid to other companies' executives with similar management responsibilities based on the survey data referred to above. To determine individual annual base salary levels, the HR Committee reviews each executive's performance and accomplishments during the prior year as well as experience and service with the Company. The HR Committee also takes into account overall Company performance and profitability and, where applicable, the performance of that part of the business of the Company for which an executive officer is responsible. In 2002, base salaries for executive officers, as a group, were at or near the median of competitive salaries.

ANNUAL INCENTIVE AWARDS

     Executive officers are eligible for annual cash bonuses under the Company's Incentive Compensation Plan. Specific performance objectives are established annually at the time that the budget for the next fiscal year is established. For fiscal 2002, the performance measures that were established for executive officers other than Messrs. Hollowell and Lanzdorf were an earnings per share goal and a return on invested capital goal (each weighted 50%). For Messrs. Hollowell and Lanzdorf, the performance measures were the same earnings per share (weighted 25%) and return on invested capital (weighted 50%) goals as for the other Named Officers, plus a business unit operating income goal (weighted 25%) for the Company's Defense business and U.S. Commercial business, respectively.

     Each executive officer is assigned threshold, target and maximum bonus award opportunities. The HR Committee believes that these opportunities are competitive with respect to industrial companies of similar revenue size. In fiscal 2002, the Company exceeded its earnings per share and return on invested capital maximums. As such, maximum bonuses were granted and paid.

LONG TERM INCENTIVE COMPENSATION

     The Company uses two kinds of long-term performance-based incentives: stock options and, occasionally, restricted stock awards. These are provided under the Company's 1990 Incentive Stock Plan. The objectives of this Plan are to encourage the long-term growth and performance of the Company and to encourage and facilitate ownership of Company stock by those highly compensated employees for whom a personal commitment to long-term shareholders is most important.

     The HR Committee grants stock options to executive officers after consideration of levels of grants for similar officers in industrial companies of a comparable revenue size and as reported in studies by independent compensation consultants. Individual grants are based upon the executive's position, level of responsibility, past contributions to the success of the Company, and the potential of each executive to contribute to the future success of the Company.

2002 CHIEF EXECUTIVE OFFICER COMPENSATION

     The HR Committee reviews and recommends the compensation of Mr. Bohn, Chairman, President and Chief Executive Officer of the Company, subject to the approval of the directors of the Company other than Mr. Bohn, all of whom are non-management directors. As discussed in the Base Salary section above, the salaries for executive officers are set within competitive ranges paid by other industrial companies. In setting Mr. Bohn's base salary for fiscal 2002, the Committee considered the competitive data available for similarly situated chief executive officers; the minimum base salary under Mr. Bohn's employment agreement with the Company; the Company's success in meeting its 2001 earnings objectives; and Mr. Bohn's specific contributions to the success and increased value of the Company. The base salary level established for Mr. Bohn in fiscal 2002 was positioned within the median of salaries paid to chief executive officers in companies with similar revenues in the executive compensation database used by the Company.

     As discussed in the Annual Incentive Awards section above, cash bonuses are based, and paid, on successful achievement of performance measures established annually by the Committee. During fiscal 2002, these measures were an earnings per share goal and a return on invested capital goal. Each of the two goals is weighed equally. Mr. Bohn exceeded the maximum goal for both earnings per share and return on invested capital. Accordingly, Mr. Bohn was awarded a bonus of $1,065,000 for fiscal 2002.

     Based upon a review of his responsibilities, contributions to the success of the Company, expected contributions to the future success of the Company, as well as an analysis of the total compensation structures for chief executive officers of other industrial companies, on September 16, 2002, the HR Committee awarded Mr. Bohn 100,000 stock options at an exercise price of $58.76 per share and 50,000 restricted shares of Common Stock of the Company that will vest 100% on September 16, 2008, subject to Mr. Bohn's continued employment with the Company.

CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000, subject to several exceptions. It is the policy of the HR Committee that the Company should use its best efforts to cause any compensation paid to executives in excess of such dollar limit to qualify for such exceptions and, therefore, to continue to be deductible by the Company. In particular, the 1990 Plan, as amended in 2001, was designed to permit awards made under it to qualify for the Code's exception for "performance-based compensation." The HR Committee determined that it could not structure the restricted stock grants to Messrs. Bohn and Szews to both accomplish the HR Committee's objectives and satisfy the relatively inflexible Section 162(m) requirements. Accordingly, the HR Committee elected to structure the grants to accomplish those objectives though doing so could result in a limit on the amount that the Company may deduct in respect of the grants.

CONCLUSION

     The HR Committee believes that these components of the executive compensation program provide compensation for executive officers that is competitive with that offered by corporations with which the Company competes for retention of executive excellence. Further, and particularly with the incentive compensation component, the HR Committee believes executive management incentive is better aligned with interests of the shareholders and these incentives will motivate executives for the longer term challenges with which the Company is faced.

                           HUMAN RESOURCES COMMITTEE

                           Kathleen J. Hempel, Chair
                                Donald V. Fites
                            Frederick M. Franks, Jr.

PROPOSAL REQUIRING YOUR VOTE

ELECTION OF CLASS A COMMON STOCK DIRECTORS

     The Board has nominated seven people for election as directors by Class A Common Stock shareholders at the Annual Meeting. Each of the nominees currently is a director of the Company and was elected at the 2002 Annual Meeting. If the Class A Common Stock shareholders re-elect them, then they will hold office until the next annual meeting, or until their successors have been elected and qualified.

     The nominees are: J. William Andersen, Robert G. Bohn, Frederick M. Franks, Jr., Michael W. Grebe, Kathleen J. Hempel, J. Peter Mosling, Jr. and Stephen P. Mosling. Their biographical information is set forth on pages 3 and 4 of this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ABOVE.

ELECTION OF COMMON STOCK DIRECTORS

     The Board has nominated three people for election as directors by Common Stock shareholders at the Annual Meeting. Each of the nominees currently is a director of the Company and was elected at the 2002 Annual Meeting. If the Common Stock shareholders re-elect them, then they will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

     The nominees are: Richard M. Donnelly, Donald V. Fites and Richard G. Sim. Their biographical information is set forth on pages 3 and 4 of this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ABOVE.

SELECTION OF INDEPENDENT AUDITORS

     On June 14, 2002, the Company dismissed Arthur Andersen LLP as its independent auditors. On the same date, the Company engaged Deloitte & Touche LLP to act as its independent auditors as successor to Arthur Andersen LLP. Based upon the recommendation of the Audit Committee, the Company's Board of Directors approved the dismissal of Arthur Andersen LLP and appointed Deloitte & Touche LLP as the Company's independent auditors.

     The reports of Arthur Andersen LLP on the Company's financial statements for the fiscal years ended September 30, 2001 and 2000 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2001 and 2000 and during the subsequent interim period, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

     The independent auditors for the Company for fiscal 2003 will be formally approved in May, 2003.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

OTHER MATTERS

     Management knows of no matters other than those stated which are likely to be brought before the Annual Meeting. However, in the event that any other matter properly shall come before the meeting, it is the intention of the persons named in the forms of proxy to vote the shares represented by each such proxy in accordance with their judgment on such matters.

     All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") for presentation at the 2004 Annual Meeting must be received at the offices of the Company, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, by August 20, 2003 for inclusion in the Company's proxy statement for its 2004 annual meeting of shareholders. If the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to November 3, 2003, then the notice will be considered untimely and the persons named in proxies solicited by the Board of Directors for the 2004 Annual Meeting may exercise discretionary voting power with respect to such proposal.

     Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's Annual Report to shareholders and Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Ms. Virginia Abel, Oshkosh Truck Corporation, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, (920) 235-9151 ext. 2296.

COST OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock for the Company.

                                   APPENDIX A

                           OSHKOSH TRUCK CORPORATION
                               BOARD OF DIRECTORS
                            AUDIT COMMITTEE CHARTER
                          EFFECTIVE NOVEMBER 19, 2002

PURPOSE

The Audit Committee shall provide assistance to the Company's Board of Directors in fulfilling those responsibilities to the Company's shareholders which relate to the quality and integrity of the corporate accounting and financial reporting practices of the Company and compliance with legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between and among the directors, the independent auditors, the internal auditors, the independent outside counsel and the financial and operating management of the Company. The Audit Committee shall meet at least quarterly and otherwise as the members of the Audit Committee deem appropriate.

MEMBERSHIP

The Audit Committee of the Board of Directors shall consist of not less than three members, including the chair, who meet the independence and experience requirements of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") as and when necessary.

The members and chair of the Audit Committee will be appointed by the Board of Directors at the Board meeting following each Annual Shareholders' Meeting.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should be flexible enough to react to changing conditions and to be able to assure the Board of Directors and the shareholders of the Company that the accounting and financial reporting practices of the Company are in accordance with all applicable legal and accounting requirements and that they are consistently maintained at the highest quality standards.

In carrying out its responsibilities, the Audit Committee will:

1. Obtain the Board of Directors' approval of this Charter, reassess this Charter as conditions dictate (at least annually) and seek the Board of Directors' approval of all amendments to this Charter.

2. Evaluate and recommend annually to the Board of Directors the selection, and where appropriate, the replacement, of the independent auditors of the financial statements of the Company.

     - Evaluate the lead audit partner and the audit staff. In making this evaluation, the Audit Committee should also take into account the opinions of management and the Company's internal auditors.

     - Assure the rotation of the lead or coordinating audit partner every five years or as otherwise required by law or regulations.

     - Obtain and review from the independent auditors, on an annual basis, a report describing the independent auditors' internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

     The independent auditors shall have ultimate accountability to the Audit Committee, the Board of Directors and the shareholders of the Company. The Audit Committee shall be directly responsible for resolving any disagreements between the independent auditors and management.

3. Approve in advance the types and the extent of non-audit services that management plans to engage the independent auditors to perform and approve in advance all compensation paid to the independent auditors. All engagements for allowed non-audit services shall be disclosed by the Audit Committee as required by law. The Audit Committee shall not permit or approve the independent auditors to perform prohibited services as defined in SEC regulations.

4. Obtain from the independent auditors, on an annual basis, a written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1 and other applicable rules and regulations. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and shall take, or recommend that the Board of Directors take, appropriate action to correct or oversee the independence of the independent auditors.

5. Meet with the independent auditors and financial management to review the scope of the proposed annual audit and the audit procedures to be utilized and the scope of timely quarterly reviews for the current year.

6. Conduct a meeting in person or by conference call with the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, together with representative(s) of the Company's independent auditors, in advance of the quarterly earnings conference call with shareholders, analysts, rating agencies and debt investors. Review and discuss the quarterly financial results, material quarterly adjustments and earnings guidance to be announced just prior to the earnings conference call. Make inquiries whether there have been any material changes in the Company's financial condition or results of operations which would require Form 8-K disclosure. The Audit Committee may discuss this information generally, including the types of information to be disclosed and the type of presentation to be made. These discussions need not be carried out in advance of each instance in which the Company provides routine financial information or earnings guidance.

7. Review periodically with the independent auditors, internal auditors and financial and accounting personnel, the adequacy and effectiveness of the disclosure controls and procedures and the accounting, financial and operating controls of the Company. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal, misleading or otherwise improper.

8. Review with the internal auditors and financial and operating management, the adequacy and effectiveness of internal controls that assure compliance with all laws and regulations of the United States Department of Defense and other federal government authorities with respect to the performance under federal contracts.

9. Review with management, the internal auditors and the independent auditors, the status of litigation, compliance with environmental laws and regulations and other material contingencies of the Company. Particular emphasis should be given to the adequacy of internal controls to prevent material losses to the Company from litigation, non-compliance with environmental laws and regulations or other matters, as well as the adequacy of the accounting for, and disclosure of, such contingencies in the Company's financial statements and regulatory reporting.

10. Discuss the Company's guidelines and policies with respect to risk assessment and risk management, although the Company's management, and not the Audit Committee, shall be responsible for assessing and managing the Company's exposure to risk. The Audit Committee should discuss the Company's major financial risk exposures and the adequacy of the steps that the Company has taken to monitor and control such exposures.

11. Review management's oversight of officer and employee understanding and compliance with Company policies and practices with regard to proper business conduct and ethics. Among other investigations, the Audit Committee will:

     - Review and reassess at least annually the Company's Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers.

     - Review insider trading activity by the Company's directors and officers at least annually for compliance with applicable insider trading regulations and reporting requirements.

     - Make inquiries of the Company's general counsel at least annually about any breaches of the Company's Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers as well as any and all breaches of securities laws, fiduciary duties or similar violations.

     - Review annually the training programs with respect to the Company's Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers.

     - Pre-approve all waivers of the Company's Code of Business Conduct and Ethics and its Code of Ethics for Senior Financial Officers with respect to directors and officers of the Company.

     - Make inquiries of the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer regarding any "extensions of credit," as defined under SEC regulations, to directors or executive officers.

12. Obtain, on a quarterly basis, reports from the Company regarding its compliance with and evaluation of the Company's disclosure controls and procedures and its internal controls.

13. Obtain, on an annual basis, the independent auditors' attestation to the Company's internal control assessments, as required by law.

14. Review and discuss with management and the independent auditors the audited financial statements to be included in the annual report to shareholders and the Annual Report on Form 10-K, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Review and discuss with management and the independent auditors the unaudited financial statements to be included in Quarterly Reports on Form 10-Q, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - Review with management and the independent auditors whether there have been any changes in or adoption of accounting principles and discuss any other matter required to be communicated to the Audit Committee by the independent auditors.

     - Obtain from the independent auditors reports regarding all critical accounting policies and practices and all critical judgments and estimates to be used by the Company; reports regarding all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company's management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; other material written communications between the independent auditors and Company's management (e.g. management letter and schedule of unadjusted differences); and all other communications required by law.

     - Review with management and the independent auditors their judgments about the quality and acceptability of critical accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly the degree of aggressiveness or conservatism of the Company's accounting practices and principles and underlying estimates, including the report provided by independent auditors under
       Section 10A(k) of the Securities Exchange Act.

     - Make inquiries of the independent auditors whether all material correcting adjustments identified by the independent auditors have been reflected in the financial statements.

15. Discuss with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61.

16. Review with the CEO and CFO the contents of the periodic CEO and CFO certification statements required by the SEC and NYSE in advance of their filing. Make inquiries of the CEO, CFO and other managers to assess the quality of the due diligence performed by management in advance of such certifications.

17. Establish and maintain procedures for handling complaints received by the Company regarding accounting, internal control, auditing and legal issues. Establish and maintain procedures to assure open access to the Audit Committee and to review submissions by employees of the Company regarding questionable accounting, internal control, auditing or legal issues.

18. Oversee the internal audit function of the Company including its independence, responsibilities, competence, the proposed audit plans for the coming year, the coordination of such plans with the independent auditors, the quality and timeliness of internal audit activities and the budget and staffing of the internal audit function.

19. Receive and review prior to each meeting, a summary of findings from completed internal audits and a status report on the annual internal audit plan, with explanations for any deviations from the original plan. At its discretion, the Audit Committee may seek copies of particular internal audits. All deviations from the original internal audit plan shall be approved in advance by the Audit Committee.

20. Review annually the adequacy and competency of the outside professional firm engaged to perform the Company's internal audit function and, as necessary, make appropriate recommendations to the Board of Directors to replace the outside firm. The outside internal audit firm shall have ultimate accountability to the Audit Committee and the Board of Directors.

21. Provide a regular and sufficient opportunity for the internal and independent auditors to meet separately with the Audit Committee without members of management present. Among the items to be discussed in these meetings are the internal and independent auditors' evaluation of the performance and capabilities of the Company's financial, accounting, information systems and legal personnel; the cooperation that the internal and independent auditors received during the course of their audits; any audit problems or difficulties, including any restrictions on the scope of the independent auditors' activities or access to requested information, any significant disagreements with management and management's response to all such difficulties; whether the independent auditors were satisfied with the quality and integrity of the financial statements, whether any officers or directors attempted to take or took action to coerce, manipulate, mislead or fraudulently influence them in the conduct of their audit engagement and such other matters as the Audit Committee may choose.

22. Review with the Chief Financial Officer, at least annually, the capabilities and performance of key members of the corporate finance and accounting organization, as well as at the principal business units of the Company.

23. Review, at least annually, summaries of the expense reimbursements made to executive officers of the Company as defined under the Securities Exchange Act, for compliance with the Company's written policies and practices.

24. Make available to the Board of Directors the minutes of all meetings of the Audit Committee and review the matters discussed at each Audit Committee meeting with the Board of Directors.

25. Investigate any matter brought to its attention which falls within its duties and as needed, retain outside resources, including independent counsel and accounting and other advisors. The retention of such independent counsel and other advisors will be promptly reported to the full Board of Directors and paid by the Company.

26. Prepare annually a report of the Audit Committee for inclusion in the Company's annual proxy statement. The report shall include any and all information required by the SEC.

27. Include a copy of the then current Audit Committee Charter as an appendix to the Company's annual proxy statement at least once every three years, or more frequently if substantive changes are made to the Charter.

28. Establish clear hiring restrictions and policies for current or former employees of the independent auditors.

29. Conduct annually a self-assessment of its performance during the previous year. In addition, from time to time, the Board of Directors may conduct a similar assessment of the Audit Committee. The purpose of these assessments is to increase the effectiveness of the Audit Committee and its members. Compliance with the responsibilities listed in this Charter shall form the principal criteria for such assessments, as well as such other factors and circumstances as are determined appropriate by the Audit Committee or the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations.

================================================================================
PROXY - CLASS A COMMON STOCK - OSHKOSH TRUCK CORPORATION
================================================================================

REVOCABLE PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Robert G. Bohn and Bryan J. Blankfield, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Class A Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation to be held at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Tuesday, February 4, 2003, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1.

PLEASE MARK, SIGN AND DATE ON REVERSE AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED.

                                                                             +
[OSHKOSH LOGO]                            000000 0000000000 0 0000

                                          000000000.000 ext
                                          000000000.000 ext
                                          000000000.000 ext
MR A SAMPLE                               000000000.000 ext
DESIGNATION (IF ANY)                      000000000.000 ext
ADD 1                                     000000000.000 ext
ADD 2                                     000000000.000 ext
ADD 3
ADD 4                                     HOLDER ACCOUNT NUMBER
ADD 5
ADD 6                                     C 1234567890         J N T

||||||||||||||||||||||||||||

                                          ||||||||||||||||||||||||||||||||||||

                                          [ ]   Mark this box with an X if you
                                                have made changes to your name
                                                or address details above.


================================================================================
ANNUAL MEETING PROXY CARD
================================================================================

[A] THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN
    ITEM 1.

1. Election of Class A Directors
                                            FOR      WITHHOLD

01 - J. William Andersen                    [ ]        [ ]

02 - Robert G. Bohn                         [ ]        [ ]

03 - Frederick M. Franks, Jr.               [ ]        [ ]

04 - Michael W. Grebe                       [ ]        [ ]

05 - Kathleen J. Hempel                     [ ]        [ ]

06 - J. Peter Mosling, Jr.                  [ ]        [ ]

07 - Stephen P. Mosling                     [ ]        [ ]


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



[B] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
    INSTRUCTIONS TO BE EXECUTED.

I hereby acknowledge receipt of the Notice of the Oshkosh Truck Corporation 2003 Annual Meeting and the accompanying Proxy Statement and Annual Report.

Note: Please sign name exactly as it appears hereon. When signed as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Signature 1 - Please keep signature within the box    Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)


--------------------------------------------------    --------------------------------------------------     ------/-----/----


                             1UPX HHH PPPP 0014351                             +

================================================================================
PROXY - COMMON STOCK AND ESPP - OSHKOSH TRUCK CORPORATION
================================================================================

REVOCABLE PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Robert G. Bohn and Bryan J. Blankfield, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation to be held at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Tuesday, February 4, 2003, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1.

PLEASE MARK, SIGN AND DATE ON REVERSE AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED.

                                                                              +
[OSHKOSH LOGO]                       000000 0000000000 0  0000

                                     000000000.000 ext
                                     000000000.000 ext
                                     000000000.000 ext
MR A SAMPLE                          000000000.000 ext
DESIGNATION (IF ANY)                 000000000.000 ext
ADD 1                                000000000.000 ext
ADD 2                                000000000.000 ext
ADD 3
ADD 4                                Holder Account Number
ADD 5
ADD 6                                C 1234567890           J N T

||||||||||||||||||||||||||||

                                     ||||||||||||||||||||||||||||||||||||||||||

                                     [ ]   Mark this box with an X if you have
                                           made changes to your name or address
                                           details above.


================================================================================
ANNUAL MEETING PROXY CARD
================================================================================

[A] THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN
    ITEM 1.

1. Election of Directors

                                        For           Withhold

01 - Richard M. Donnelly                [ ]             [ ]

02 - Donald V. Fites                    [ ]             [ ]

03 - Richard G. Sim                     [ ]             [ ]


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



[B] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
    INSTRUCTIONS TO BE EXECUTED.

I hereby acknowledge receipt of the Notice of the Oshkosh Truck Corporation 2003 Annual Meeting and the accompanying Proxy Statement and Annual Report.

Note: Please sign name exactly as it appears hereon. When signed as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.


Signature 1 - Please keep signature within the box    Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)


--------------------------------------------------    --------------------------------------------------     ------/-----/----



                             1UPX HHH PPPP 0014352                             +